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                                                                   Exhibit 10.26

                              PURCHASE AGREEMENT
                              ------------------

SELLER: Charis Hospital, L.L.C., a Louisiana limited liability company (Taxpayer Identification No. _____________), domiciled in East Baton Rouge Parish, Louisiana, having a mailing address of 9302 Perkins Road, Baton Rouge, Louisiana 70809, herein represented by its duly authorized officer.

BUYER: Dynacq International, Inc., a Nevada corporation Taxpayer Identification No. 760375477, domiciled in Harris County, Texas, having a mailing address of 4301A Vista, Pasadena, Texas 77504 herein represented by its duly authorized officer.

PROPERTY:      Charis Hospital, a facility presently used for the operation of a psychiatric hospital, consisting of several buildings located on 14 acres of land, more or less, located at 9302 Perkins Road, in the City of Baton Rouge, East Baton Rouge Parish, Louisiana, and more fully described on Exhibit "A" attached hereto.

1    Agreement to Sell and Consideration. Seller shall sell and convey to Buyer
     -----------------------------------
and Buyer shall purchase from Seller upon the terms and conditions set forth in this purchase agreement ("Agreement") the following described property. Buyer agrees to pay and Seller agrees to accept as full consideration for the conveyance of the Property the sum of Three Million Four Hundred Thousand ($3,400,000.00) Dollars (the "Purchase Price") payable in cash or by wire transfer at the closing of the sale contemplated herein ("Closing"):

     1.1 The real property described more fully in Exhibit "A" which is attached hereto and incorporated herein by reference, including without limitation, all right, title, and interest, if any, of Seller in and to any easements appurtenant thereto and all covenants, licenses, privileges and benefits thereto belonging, and all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, fire lane or avenue opened or proposed in front of or adjoining the real property, to the center line thereof, all of which shall hereinafter be referred to as the "Real Property."

     1.2 The "Improvements," which include all improvements and fixtures attached to the Real Property.

     The Real Property and Improvements shall collectively be referred to as the "Property".

2    Deposit.
     --------

     2.1 Terms of Deposit. Upon the execution of this Agreement by Buyer, Buyer shall deposit with the escrow agent described in Section 21 hereof (the "Escrow Agent") the sum of $75,000.00, or in Buyer's discretion, a check for such sum made payable to Seller (the "Deposit"). Interest earned on the Deposit, if any, shall be considered part of the Deposit.

     2.2 Application of Deposit. The Deposit shall be applied to the payment of the Purchase Price at Closing, or in the event of a default by either Seller or Buyer, or in the event of a termination or if the conditions set out in Section 2.5 are applicable, then in accordance with this Agreement.

     2.3 Earnest Money. The Deposit shall not constitute earnest money as defined in Louisiana Civil Code article 2624.

     2.4 Reporting of Earnings. The Escrow Agent is authorized to report the earnings on the Deposit to the Internal Revenue Service for the account of Buyer. Buyer represents that its federal tax identification number as set forth above.

     2.5 Escrow of Purchase Agreement. After execution by Buyer, Buyer shall deposit this Agreement with the Escrow Agent to be held in escrow and released to Seller upon receipt of Seller's executed original of this Agreement. Prior to Seller's execution of Agreement, Escrow Agent will return to Buyer the Deposit, and Buyer's executed original(s) of the Agreement (i) upon receipt of written request of Buyer; or (ii) upon receipt of written notification from Buyer that Seller is not planning to execute the Agreement.


3    Due Diligence.
     -------------

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     3.1  Due Diligence Materials. Buyer has begun its investigation of the
     Property and its review of certain documents pertaining to the Property it has deemed necessary and appropriate. Seller shall provide Buyer such additional documents (including originals of same if available) as Buyer shall reasonably request. Without limiting its right to request additional materials, Buyer hereby requests those documents set out on Exhibit "B" hereto. All documents and materials provided to Buyer by Seller shall hereafter be referred to as "Due Diligence Materials". In addition, Seller agrees that at all times prior to the Closing, Buyer and its representatives including without limitation, the Permitted Outside Parties, shall be given adequate opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, and shall have the right to conduct any inspections, studies or tests that Buyer reasonably deems appropriate.

     3.2 Inspection Obligations. Buyer and its agents and representatives including without limitation, the Permitted Outside Parties shall: (a) not unreasonably disturb the patients and operations of the Property or interfere with the use of the Improvements; (b) not interfere with the maintenance of the Property; (c) not damage any part of the Property; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant of the Property; (e) maintain general liability (occurrence) insurance in terms and amounts satisfactory to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (h) restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and (i) not reveal or disclose any information obtained from Seller concerning the Property to anyone outside Buyer's organization other than Permitted Outside Parties, as that term is defined below. Buyer indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, and expenses (including reasonable attorneys' fees) arising out of any violation of the provisions of this
     Section 3.2.

     3.3 Confidentiality. Buyer shall keep confidential, to the extent permitted by law, all information coming into Buyer's possession as a result of activities performed hereunder, provided that Buyer may disclose such information to the Permitted Outside Parties as provided herein.

4    Application of Deposit, Order From Bankruptcy Court, and Closing.
     ----------------------------------------------------------------

     4.1  Application of Deposit. If all conditions to Closing are met, and
          ----------------------
     Buyer does not terminate this Agreement as provided for in Sections 4, 6, 9, 14, 16 or as otherwise provided herein, or if the conditions set out in
     Section 2.5 are not applicable, then Buyer's Deposit shall be applied to the Purchase Price at Closing.

     4.2  Order from Bankruptcy Court. As a condition to Closing in favor of
          ---------------------------
     Buyer, the U. S. Bankruptcy Court for the Middle District of Louisiana in In re: Charis Hospital, LLC, No. 01-10616, shall have issued an order for the sale of the Property to Buyer free and clear of all liens, and no stay pending appeal has been issued as of the Closing. If the U. S. Bankruptcy Court has not issued such order on or before October 26, 2001, Buyer may, at its sole option and at any time thereafter, terminate this Agreement and receive the return of its Deposit, or may proceed to close after satisfaction of said condition.

     4.3  Closing. The Closing shall occur no more than thirty (30) days after
          -------
     the date on which the order referenced in Section 4.2 has become final and non-appealable. The date upon which the Closing occurs shall be herein referred to as the "Closing Date". Notwithstanding anything forgoing to the contrary, in the event fire or other casualty, or condemnation proceedings, damage to any portion of the Property, the Closing automatically will be postponed without the payment of any additional sum pending a determination of the cost of restoration or replacement in accordance with the Section of this Agreement detailing the rights and obligations of the parties in the event of such casualty or condemnation.

     4.4 Location of the Closing. The Closing will be held at the local office of Buyer's attorneys, Phelps Dunbar LLP, 445 North Boulevard, 6/th/ Floor, Baton Rouge, Louisiana 70802; provided, however that the Closing may be completed through escrow and neither Seller nor Buyer shall be required to attend the Closing in the person of a duly authorized representative.

     4.5 Closing Expenses of Buyer. The following Closing expenses shall be paid by Buyer: premium for the Owner's policy of title insurance to the extent not paid by Seller, and fees in connection therewith including abstract, legal, and notary fee; not paid by Seller, recording charges; fees in connection with the inspection of the Property, including, but not limited to engineering fees, survey fees and costs of an Environmental Audit; and fees of Buyer's

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     attorney.

     4.6 Closing Expenses of Seller. The following Closing expenses shall be paid by Seller: one-half the premium for the Owner's title insurance policy up to a maximum of $4,550.00, the cost to recertify the existing survey or cost of new survey, up to the sum of $1,500.00.

5    Title. Seller shall convey valid and merchantable title to the Property
     -----
free and clear of all liens, mortgages, or encumbrances with the exception of the Permitted Encumbrances ("Permitted Encumbrances"), being defined as those items that may exist which Buyer has indicated in writing are acceptable to Buyer.

6    Title Inspection. First American Title Insurance Company has delivered to
     ----------------
Buyer a preliminary report or title commitment covering the Property (the "Title Report"), together with copies of all documents (collectively, the "Title Documents") referenced in the Title Report. In addition, Buyer has received or will receive an updated, recertified or new survey of the Property. In addition, Buyer shall have updates to the Title Report and a Title Policy prepared covering periods through the Closing Date. Buyer shall provide to Seller its objections to seller's title revealed by the Title Report, Title Documents, Title Policy, survey and any update to any of the foregoing. Without limiting the foregoing, Buyer shall have the right to object to any encumbrances affecting the title arising as a matter of law (such as a lien) or which were filed in the conveyance and mortgage records of the Clerk of Court for the parish where the Property is located and arising after the effective dates of the Title Report, Title Policy, and any updates. Seller shall, at Seller's sole cost and expense, promptly undertake to correct all objections; provided, however, Seller shall have no obligation to expend more than $5,000.00 to cure such title objections. Further, such title objections may be cured by Seller causing First American Title Insurance Company to provide affirmative title insurance over such claims in a manner satisfactory to Buyer.

     In the event that Seller does not satisfy all such title requirements within the time fixed for Closing, Seller and Buyer may agree (a) to extend the time period to a mutually acceptable date; or (b) Buyer may, in its discretion
(i) accept Seller's title subject to objections, or (ii) terminate the Agreement, in which latter event Seller shall instruct the Escrow Agent to return to Buyer its Deposit in full, and Buyer and Seller shall have no further obligations to each other.

7    Limitation Related to Due Diligence Materials. Buyer acknowledges that any
     ---------------------------------------------
and all of the Due Diligence Materials are proprietary, and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose the Due Diligence Materials, or any of the provisions, terms or conditions thereof, to any party outside of Buyer's organization except as to its attorneys, accountants, lenders, representatives of or any regulatory agency participating in the process of licensing health care facilities, or investors including without limitation medical doctors or groups or representatives of same (collectively, the "Permitted Outside Parties"). Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Materials shall be disclosed and exhibited only to those persons within Buyer's organization or as to the Permitted Outside Parties who are responsible for determining the feasibility of Buyer's acquisition of the Property. Buyer shall return all of the Due Diligence Materials, any and all copies Buyer has made of the Due Diligence Materials, and all copies of any studies, reports or test results obtained by Buyer in connection with its inspection of the Property, on the first to occur of (a) such time as Buyer determines that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason other than Seller's default. Buyer hereby acknowledges that Seller has not made and does not make any warranty or representation regarding the truth or accuracy of the Due Diligence Materials or the source thereof. Seller has not undertaken any independent investigation as to the truth or accuracy of the Due Diligence Materials and is providing the Due Diligence Materials solely as an accommodation to Buyer; in permitting the Permitted Outside Parties to review such Due Diligence Materials or information to assist Buyer. Buyer acknowledges that no third party benefits or relationships of any kind, either express or implied, have been offered, or are intended or created by Seller in connection with the delivery of the Due Diligence Materials and any such claims are expressly rejected by Seller. The providing of the Due Diligence Materials shall not be construed as a representation or warranty as to the condition of the Property or its value. Notwithstanding anything foregoing to the contrary, Seller agrees to notify Buyer if Seller knows that any of the Due Diligence Materials contain one or more material false statements or materially misleading statements when the Due Diligence Materials are considered as a whole.

8    Broker Fees. Buyer and Seller each represent and warrant that it has not
     -----------
dealt with a broker or other real estate agent in connection herewith and that there are no broker's, finder's or other fee which will be due or payable in connection with this transaction.

9    Representations and Warranties.
     ------------------------------

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     9.1  Representations, Warranties and Covenants of Seller. Seller hereby makes the following representations, warranties and covenants to Buyer:

     (a)  Employment Matters. Seller will terminate the employment of all
          ------------------
          employees of Seller whose duties pertain solely to the Property immediately prior to the Closing, and represents and warrants that there are no claims which may be asserted against Buyer by any such employees for any matter arising prior to or after Closing based on a claim arising out of or resulting from a claim of past employment by Seller or a continuing employment relationship with Buyer arising out of Buyer's acceptance of conveyance of title to the Property.
     (b)  Litigation. There is no material pending or threatened, action,
          ----------
          litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property, which would prevent Seller from conveying the Property to Buyer, or which would result in an encumbrance upon the Property, following the issuance of the order referenced in Section 4.2 herein and the conveyance to Buyer at the Closing.
     (c)  Contracts. Seller has not entered into any and has no knowledge of any
          ---------
          service contracts, equipment leasing contracts or other contracts relating to the Property (including without limitation, medical service, commission, leasing, management) which will be in force after the Closing, except for the Contracts. As used in this Agreement, the "Contracts" shall be deemed to mean, collectively the contracts described on Exhibit "C" attached hereto and made a part hereof
     (d)  Due Authority. This Agreement and all agreements, instruments and
          -------------
          documents herein provided to be executed or to be caused to be executed by Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Seller.
     (e)  Reliance on Documents. To the best of Seller's knowledge the Due
          ---------------------
          Diligence Materials delivered and to be delivered by Seller to Buyer, or made available for inspection and copying by Buyer, pertaining to Buyer's review and analysis of the Property are the originals of or true and complete copies of the documents and to Seller's actual knowledge do not contain material misstatements. The documents have been relied on in the operation, management and maintenance of the Property, and with respect to those documents dated within six (6) months of the Closing Date, Seller continues to rely on in the operation, management and maintenance of the Property.
     (f)  Authority of Seller. Seller is a limited liability company duly
          -------------------
          organized and validly existing and in good standing under the laws of the State of Louisiana and has the authority to own and convey the Property. Seller has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action of Seller. This Agreement and all other documents and agreements to be executed by Seller in the performance of this Agreement are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.
     (g)  Title. Seller holds fee simple title to the Property, and to Seller's
          -----
          knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Permitted Encumbrances or will be free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions following the issuance of the order referred in Section 4.2.
     (h)  Compliance with Laws. Seller does not have any knowledge that the
          --------------------
          Property is not in compliance in any material respect with all applicable local, state and federal laws and regulations applicable to hospitals and otherwise applicable to Property used for medical purposes, building codes, safety and fire, environmental, zoning and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements, (either directly or as a legal conforming use) including without limitation the Americans With Disabilities Act, applicable to the ownership and operation of the Property unless disclosed to Buyer in writing. Seller has not received any notice of any violation, defect or inadequacy in connection with the Property or its operation from any government or quasi-government entity or insurance company or board of fire underwriters which remains uncured.
     (i)  No Defaults in Other Agreements. To Seller's knowledge, neither Seller
          -------------------------------
          nor any other party is in material default under any contract which will affect the Property after the issuance of the order referenced in
          Section 4.2 and the conveyance of the Property to Buyer, and no event exists which, with the passage of time or the giving of notice or both, will become a material default by a party to any contract which will affect the Property after the issuance of the order referenced in
          Section 4.2 and the conveyance of the Property to Buyer. To Seller's knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.
     (j)  Eminent Domain or Government Action. To Seller's knowledge, there is
          -----------------------------------
          no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way. To Seller's knowledge, there is no existing or proposed or threatened

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          environmental, zoning or other land use regulation proceeding, instituted or planned to be instituted, or development of adjacent property, which would detrimentally affect the use or operation of the Property for its present purpose, nor has Seller received notice of any special assessment proceeding affecting the Property.
     (k)  Licenses, Permits, Certificates. All permits, certificates of
          -------------------------------
          occupancy, business licenses and all other notices, licenses, permits, certificates and authority required in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing. Without limiting the foregoing, Seller represents and warrants that it has obtained and maintained all permits and licenses necessary to operate the Property as a hospital and medical provider facility.
     (l)  Taxes and Assessments. All real property taxes relating to the
          ---------------------
          Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full, or will be paid in full in association with a confirmed plan of reorganization for Seller in In re: Charis hospital, LLC, No. 01-10616.
     (m)  Physical Condition. To Seller's knowledge, there are no material
          ------------------
          latent defects in the Improvements which have not been or will not have been disclosed by Seller. For purposes of this paragraph, (latent defect does not include matters arising solely due to the age of the Property).
     (n)  Mechanic's Liens. All bills and claims for labor performed and
          ----------------
          materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller or its manager. At or as of Closing, Seller will execute and deliver to First American Title Insurance Company such affidavits as may be required by that firm to issue an Owner's policy of title insurance insuring against mechanic's liens substantially in the form attached hereto as Exhibit "D".
     (o)  No Leases of Property or Assets. No material portion of the Property
          -------------------------------
          or fixtures with respect to the Property is leased by the Seller as lessee.
     (p)  Property History. Except as disclosed in Section 10.3 herein, during
          ----------------
          the period of Seller's ownership of the Property, the Property never has been damaged to a material extent due to fire, flood, earthquake or other calamity, or ground settlement or subsidence. During the period of Seller's ownership, there have been no material claims made under any policy of insurance arising out of or resulting from the condition of, or any condition found upon, the Property.
     (q)  Insurance. The Improvements are and until the Closing will continue to
          ---------
          be insured against "all risks" for the full replacement cost thereof with the premiums therefor paid by Seller.
     (r)  Environmental Compliance. The Property is not and will not be in
          ------------------------
          violation of any federal, state or local law, ordinance or regulation or requirement relating to industrial hygiene or to the environmental conditions on, under or near the Property including but not limited to the presence of asbestos, soil and groundwater conditions. Neither Seller nor, to the best of Seller's knowledge (after due and diligent inquiry), any third party has used, generated, manufactured, produced, stored or disposed of on, under or near the Property or transported to or from the Property any flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves (collectively, "Hazardous Materials"). To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of such Hazardous Materials on the Property or the migration thereof from or to other property. For the purpose of this Agreement, Hazardous Materials shall include but not be limited to substances defined as hazardous substances, hazardous materials, or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as hazardous waste under Louisiana law and in the regulations adopted and publications promulgated pursuant to said laws. To Seller's knowledge, there are not currently and there have not ever been on or under the Property and underground storage tanks of any size or for any purpose.
     (s)  Survival of Representations. The representations, warranties and
          ---------------------------
          covenants stated in Section 9.1, except 9.1(d), (i), (m), (n), and (p) will survive the execution and delivery of this Agreement, the delivery of the documents transferring title to the Property to Buyer.

     9.2 Conditions and Limitations. If any of the representations or warranties of Seller contained in this Agreement or in any certificate delivered in connection herewith are false or inaccurate then Buyer will be entitled to the remedies in Section 16.1.

     9.3 Representations, Warranties and Covenants of Buyer. As of the Closing Date, Buyer makes the following

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     representations and warranties to Seller:

          9.3.1 Buyer is a corporation duly organized, validly existing under the laws of the State of Nevada and Buyer has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Buyer hereunder.

          9.3.2 Buyer has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement and all other documents or instruments required in connection with this Agreement and upon execution and delivery of this Agreement and such other documents and instruments by Buyer, this Agreement, and each of such documents and instruments will have been duly authorized, executed and delivered by Buyer and will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with these terms.

          9.3.3 The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of any mortgage, agreement, instrument, order, judgment or decrees by which Buyer is bound, and will not violate any other restriction of any kind or character to which Buyer is subject.

 10  Property Expense and Operation Issues.
     -------------------------------------

     10.1 Adjustments and Prorations. Utility Charges. The utility charges relating to the Property will be determined as of the Closing Date and paid by Seller. Buyer will have the contracts for utilities at the Property changed into Buyer's name, for the account of Buyer and will make new deposits at utility companies so that Seller can receive a return of its deposits. Buyer shall have no liability for Seller's deposits or any damages related thereto.

     10.2  Not Used.

     10.3 Roof Damage. Seller acknowledges that the roof of the Building located on the Property has sustained certain storm damage. As a condition to Closing in favor of Buyer, Seller shall have replaced or repaired the roof to the reasonable satisfaction of Buyer, or shall have executed appropriate assignment documents assigning to Buyer the insurance proceeds attributable to the roof damage, along with an opinion of counsel that the assignment of such proceeds will effectively assign such proceeds free and clear of all liens and encumbrances to Buyer notwithstanding Buyer's bankruptcy proceeding. Any deductible with respect to such claim will be an adjustment of the Purchase Price proceeds in favor of Buyer at the Closing.

11   Property Taxes. All real and personal property ad valorem taxes shall be
     --------------
prorated at and as of the date of the Closing based on the latest available tax rates and assessments. If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and Buyer or Seller reimbursed by the other, as the case may be. The obligations stated in this Section 11 shall survive the Closing.

12   Possession. Possession of the Property will be delivered to the Buyer on
     ----------
the date of the Closing, unless otherwise agreed to in writing by both parties.

13   Termite Certificate. A Termite Inspection Certificate by a pest control
     -------------------
company licensed by the State of Louisiana is to be paid for and furnished by Seller to Buyer prior to Closing. The termite certificate shall state that the Property is free from visible active termite and other wood boring insect infestation. Any required termite treatment or repair of termite damage shall be at Seller's expense.

14   Casualty. Prior to the Closing, the risk of loss or damage to the Property
     --------
or any part thereof by fire or other casualty shall be borne by Seller. In case the Property shall be damaged by fire or other casualty before the Closing in an amount that does not exceed $100,000, Seller shall repair the same to at least the condition as existed prior to such casualty. In case the Property shall be damaged by fire or other casualty before the Closing in an amount that exceeds $100,000, Seller shall give notice thereof to Buyer, and Buyer shall have one of two options as described below, exercisable within fifteen (15) days after receipt of notice:

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          Option A         Cancel this Agreement. In the event that Buyer elects
                           this Option A, Buyer shall receive the return of its Deposit, and this Agreement shall terminate and be null and void and neither party shall have further claim against the other.
          Option B Proceed to the Closing with a credit adjustment to Buyer in the Purchase Price equal to Seller's casualty insurance policy deductible amount and at Closing, Seller shall assign to Buyer all of its rights, title and interest in and to any insurance proceeds and shall thereafter permit Buyer to conduct all negotiations and enter into all agreements with respect thereto and shall reduce the cash down payment portion of the Purchase Price by an amount equal to Seller's insurance deductible.

 15       Not Used.
          --------

 16       Remedies.
          --------

          16.1 Default by Seller. In the event of any material breach of this Agreement by Seller, Buyer may, at its option, i) terminate this Agreement by giving Seller written notice thereof, in which event the Deposit, shall be returned to Buyer, Buyer shall be entitled to receive from Seller an amount equal to the Deposit and neither party shall have any further rights, duties or obligations hereunder; ii) waive the fulfilment of any conditions and acquire the Property subject to the defect; or iii) waive a claim for damages and the return of an amount equal to the Deposit, sue for specific performance of the obligations listed in this Agreement.

          16.2 Default by Buyer. If Buyer fails to complete its purchase of the Property in accordance with the terms and conditions of this Agreement, Seller may, as its sole remedy and as liquidated damages, terminate this Agreement by giving Buyer written notice thereof, in which event the Deposit shall be forfeited to Seller and neither party shall have any further rights, duties or obligations hereunder.

          16.3 Just Compensation. Seller and Buyer expressly acknowledge and agree that the amount of the Deposit (including additional amounts added with the Deposit) to which Seller may be entitled hereunder in the event of a breach or default by Buyer, and to which Buyer may be entitled hereunder in the event of a breach or default by Seller, is a reasonable forecast of just compensation for the harm that would be caused by a breach of or default under this Agreement, that the harm caused by such breach shall constitute full satisfaction of Buyer's or Seller's respective obligations hereunder, that the above provisions are reasonable in light of the intent of the parties and the circumstances surrounding the execution of this Agreement.

 17       Documentation and Delivery of Instructions at Closing.
          -----------------------------------------------------

          17.1 Seller Closing Documents. The Seller covenants and agrees to execute, acknowledge (as appropriate) and deliver to Buyer at the Closing the following documents:

               17.1.1 Act of Sale with full warranty from the Seller to the Buyer, in a form acceptable to Buyer, conveying valid and merchantable title to the Real Property subject only to the Permitted Encumbrances, except as otherwise provided in the Agreement.
               17.1.2 A certificate from the Seller dated at the Closing Date and stating that all representations and warranties made by Seller in the Agreement are true and correct as of the Closing Date.
               17.1.3 A certificate from the Seller dated the Closing Date and stating that Seller is not a "Foreign Person" as that term is defined in Section 1445 of the Internal Revenue Code.
               17.1.4 A Possession Affidavit and any Lien Affidavits if and as required by the Title Company, substantially in the form attached hereto as Exhibit "D".
               17.1.5 Documentation reasonably required by Buyer's counsel and Title Company showing that Seller has the authority to enter in this Agreement and to convey title to the Property and such other documentation as may be required in order for Buyer to obtain its title insurance policy.
               17.1.6 A certified copy of the order referenced in Section 4.2 from the U.S. Bankruptcy Court for the Middle District.

          17.2 Buyer Closing Documents. The Buyer covenants and agrees to deliver to the Seller at Closing:

               17.2.1   The Purchase Price.

               17.2.2 Execution of those documents listed in Section 17.1 above requiring Buyer's signature.

18       Miscellaneous.  It is further agreed as follows:
         -------------

         18.1 Entire Agreement. This document constitutes the entire agreement between the Buyer and Seller and supersedes any prior agreements, which are herewith declared null and void, and there are no other agreements, understandings, warranties or representations between the Buyer and Seller, except any written Addenda or Amendments as may be signed by both Buyer and Seller.

         18.2 Binding Effect. This Agreement will inure to the benefit of and bind the respective heirs, personal representatives, successors and assigns of the parties hereto.

         18.3 Assignment. Buyer may assign this Agreement to a related business entity provided that Buyer notify Seller in writing of this assignment.

         18.4 Notice. All notices required hereunder shall be in writing and served by hand delivery, Federal Express or other national overnight courier service, by certified mail, postage prepaid at the addresses shown herein below for the respective parties, or via facsimile transmission to the numbers shown below for the respective parties:

         To Seller:                 Charis Hospital, L.L.C.
                                    9302 Perkins Road
                                    8aton Rouge, LA 70809

         To Seller's Atty:          Art Vingiello
                                    Steffes & Macmurdo, LLP
                                    201 St. Charles Street
                                    Baton Rouge, LA 70802

         To Buyer:                  Dynacq International, Inc.
                                    4301A Vista
                                    Pasadena, Texas 77504

         To Buyer's Atty:           Richard E. Matheny
                                    Phelps Dunbar, LLP
                                    445 North Boulevard, 7th Floor
                                    Baton Rouge, Louisiana 70802
                                    Phone: 225-346-0285 /Fax: 225-346-0285

         Any notice given in a manner specified above will be deemed to have been properly given or served (i) in the case of personal delivery, when actually received, (ii) in the case of next day delivery by a private overnight courier service, then on that next day upon confirmation of delivery or refusal to accept delivery) (iii) in the case of certified mail, then on the third (3rd) day following the date of deposit with the United States Postal Service or (iv) if transmitted via telecopier or telephonic facsimile transmission to the attention of such party, then only if and when receipt by specifically named addressee has been confirmed. Each person or entity may change its address for the delivery of notices from time to time by giving notice of change in the manner described above.

         18.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19       Maintenance of the Property Pending Closing. Between the Acceptance
         -------------------------------------------
Date and the Date of Closing, the Seller agrees to maintain the Property in the condition it existed as of the date Buyer signed this Agreement, ordinary wear and tear excepted, and Seller shall not take any actions outside the ordinary course and scope of its business without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

20       Not Used.
         --------

21       Escrow Agent.
         ------------

          21.1 Role of Escrow Agent. Buyer and Seller agree to appoint First American Title Insurance Company, or its agent in Louisiana as "Escrow Agent" for the accommodation of Buyer and Seller. In the event any litigation should arise between the parties to this Agreement concerning the Deposit, then Buyer and Seller hereto do solitarily and severally and jointly agree to hold Escrow Agent harmless from, and indemnify Escrow Agent for, the payment of any cost or other expenses that may be involved in said litigation, except for negligence, willful misconduct or bad faith of the Escrow Agent. In the event of a dispute, Escrow Agent's only obligation shall be to retain the Deposit (and Buyer's executed copy of this Agreement, if applicable) until a final determination has been issued or to pay the Deposit into a court of competent jurisdiction.

          21.2 Delivery Of Deposit. Escrow Agent shall deliver the Deposit in accordance with the following:

          (a) To the person responsible for closing the sale, at the Closing, in the event the Closing timely occurs under this Agreement;
          (b) To Seller upon receipt of demand therefore signed by Seller stating that Buyer has defaulted in the performance of Buyer's obligation to timely close the sale contracted for under this Agreement and specifying each fact which Seller alleges result in the claimed default; provided, however, that Escrow Agent shall not honor such demand until at least three (3) calendar days after the date on which Escrow Agent shall have mailed a copy of such demand to Buyer; nor thereafter if Escrow Agent shall have received a written notice of objection from Buyer; or
          (c) To Buyer upon receipt of demand therefor signed by Buyer stating that either Seller has defaulted in the performance of Seller's obligations under this Agreement or that this Agreement has been terminated by Seller or Buyer and Buyer is entitled to the refund of the Deposit pursuant to the terms of this Agreement, or prior to Seller's execution of this Agreement, (i) upon receipt of written request of Buyer; or (ii) upon receipt of written notification from Buyer or Seller that Seller is not planning to execute the Agreement; provided, however, that Escrow Agent shall not honor such demand until at least three (3) calendar days after the date on which Escrow Agent shall have mailed a copy of such demand to Seller, nor thereafter if Escrow Agent shall have received a written notice of objection from Seller.

          21.3 Delivery of Agreement. Escrow Agent shall deliver Buyer's executed original(s) of the Agreement to Seller upon receipt of Seller's executed original of this Agreement, as provided in Section
          2.5. As further provided in Section 2.5, Escrow Agent shall deliver Buyer's executed original(s) of the Agreement to Buyer (i) upon receipt of written request of Buyer; or (ii) upon receipt of written notification from Buyer that Seller is not planning to execute the Agreement. Other than as previously set forth, or a final nonappealable order by a court of competent jurisdiction, entered in a proceeding in which Buyer, Seller and Escrow Agent are named as parties, directing the release of the Agreement, in either of which events Escrow Agent shall then release the Agreement in accordance with such direction. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims and demands unless it has received such direction. Upon compliance with such direction, Escrow Agent shall be released of and from all liability under this Agreement, unless caused by its gross negligence, willful misconduct or bad faith.

          21.4 Objections. If Escrow Agent shall have received a written notice of objection within the time prescribed, then and in any such event, Escrow Agent shall refuse to comply with any claims or demands on it, and shall continue to hold the Deposit until Escrow Agent receives either a written notice signed by Buyer and Seller directing the disbursement of the Deposit, or a final nonappealable order by a court of competent jurisdiction, entered in a proceeding in which Buyer, Seller and Escrow Agent are named as parties, directing the disbursement of the Deposit, in either of which events Escrow Agent shall then disburse the Deposit in accordance with such direction. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims and demands unless it has received such direction. Upon compliance with such direction, Escrow Agent shall be released of and from all liability under this Agreement, unless caused by its gross negligence, willful misconduct or bad faith.

          21.5 Interpleader or Concursus. The foregoing notwithstanding, Escrow Agent may, on notice to Buyer and Seller, take such affirmative steps as Escrow Agent may, at its option, elect in order to terminate its duties as Escrow Agent, including, without limitation, the placement of the Deposit (and Agreement, if applicable) it with a court of competent jurisdiction and the commencement of an action for interpleader or concursus proceeding, the costs of which shall be borne by whichever of the parties is the losing party. Upon the taking by Escrow Agent of the action described above, Escrow Agent shall be released of and from all liability under this Agreement, unless caused by its gross negligence, willful misconduct or bad faith.

          21.6 No Other Duties. Escrow Agent shall not have any duties or responsibilities, except those specifically set forth in this Article, and, absent gross negligence, willful misconduct or bad faith, shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt, or other writing, instrument or document reasonably believed by Escrow Agent to be genuine.

22        Not Used.
          --------

23        Obligations Related to Use as Hospital. Buyer anticipates conversion
          --------------------------------------
of the Property for use as a surgical hospital. Seller agrees that after the Acceptance Date, it will accept no new patients, and will diligently seek to have all existing patients discharged and transferred to another medical facility if necessary. Buyer shall have the right but not the obligation, to monitor the progress of the discharges and to take actions it deems necessary to facilitate same. Unless otherwise specifically agreed to by Buyer in writing, as of the Closing Date, all patients will have been properly discharged and will no longer be located at the Property.

          In addition, except for the Contracts described in 9.1(c), Seller agrees that all medical providers and other lessees of Seller will no longer have any access to or rights to perform services on or otherwise operate on the Property.

24        Louisiana Terms.  For purposes of this Agreement:
          ------------------------------------------------

          Any and all references to "real property" shall also mean, refer to and include "immovable property" as that term is used in the Louisiana Civil Code, and any and all references to " personal property" shall also mean, refer to and include "movable property";

          Any and all references to "tangible" shall mean, refer to and include "corporeal" and any and all references to "intangible" shall mean, refer to and include "incorporeal";

          The term "fee estate" will mean "full ownership interest" as that term is used in the Louisiana Civil Code;

          The term "condemnation" will include "expropriation" as that term is used in Louisiana law;

          The term "easement" will mean "servitude and advantages" as that term is used in the Louisiana Civil Code;

          The term "fixtures" will include "component parts" as that term is used in the Louisiana Civil Code; and

          The term "building" will include "other constructions" as that term is used in the Louisiana Civil Code.

25        Acceptance Date. The date this Agreement is fully executed by both
          ---------------
          Buyer and Seller will be the "Acceptance Date." For the purposes of this agreement, the Acceptance Date is _______________________ (to be filled in by last party executing the agreement.)

          This Agreement has been signed by the Buyer on the _____ day of _______________, 2001 in the City of __________________ State of
________________.

Witnesses:                                Buyer:

_____________________________             Dynacq International, Inc.

                                          ______________________________________
_____________________________             By:
                                          Its:

          This Agreement has been signed by the Seller on the ___ day of __________________, 2001, in the City of Baton Rouge, State of Louisiana.


Witnesses:
                                          Seller:

                                       Charis Hospital, L.L.C., a Louisiana
________________________________
                                       limited liability company

                                       By:
________________________________          __________________________________

                                  Exhibit "A"

                             Property Description

Item I

A CERTAIN PIECE OR PORTION OF GROUND situated in the Section 59, Township 8 South, Range 1 East, Greensburg Land District of Louisiana, in the Parish of East Baton Rouge, State of Louisiana, and being more fully described according to a map entitled "Survey Map of the removal of Lot R from the Joe Anselmo Tract, (S) 59, T8S, R1E, East Baton Rouge Parish, Louisiana, for Joe Anselmo", made by Carey Hodges, C.E., dated August 1, 1963, filed as Orig. 20, bdle. 5462, as Lot "R", said lot containing 2.49 acres and fronting 276.73 feet on the south side of Perkins Road, and being more particularly described as follows:

Begin at the intersection of the section line common to Section 59 and 60 with the boundary of the southern right of way of Perkins Road, thence S27(0)25'E, 295 feet to the point of beginning; thence S27(0)25'E a distance of 276.73 feet along the southerly side of Perkins Road to a point and corner; thence S28(0)45'W a distance of 394.25 feet to a point and corner; thence N61(0)11'W a distance of 230.64 feet to a point and corner; thence N28(0)49'E a distance of
548.15 to the point of beginning. Excepting therefrom, any portions thereof lying within Perkins Road.

A CERTAIN PIECE OR PORTION OF GROUND situated in the Parish of East Baton Rouge, Louisiana, containing .957 acres, being described more particularly as Lot "B" removed from the Joe Anselmo property being part of the Frank Anselmo Estate Partition located in Section 59, Township 8 South, Range 1 East, Greensburg Land District of Louisiana, said Lot B being more completely described on a map dated August 15, 1962, made by Henry E. Kleinpeter, C.E., attached to act of sale dated August 29, 1963, recorded as Orig. 38, Bundle 5193, Official Records of Baton Rouge, Louisiana, said Lot fronting 100 feet on Perkins Road, having a depth of 502.6 feet between parallel lines and a rear measurement of 100 feet, all as shown on a map referred to above. Excepting therefrom, any portions thereof lying within Perkins Road.

According to survey of Daryl B. Patin, R.L.S., certified correct September 9, 1983, said parcels are located and measure as follows:

Commence at the intersection of northwest property line of the Clarence Anselmo property with the center line of Perkins Road (La. Hwy. 427), point A, thence S28(0)49'57"W, 102.78 feet to the west right of way of Perkins Road, continuing S28(0)49'57"W, 555.22 feet to a market found at point B being the southwest corner of the tract surveyed, thence S61(0)09'17"E, 230.47 feet to a marker found at point C, thence S27(0)31'43"E, 82.26 feet to a marker found at point K, thence S27(0)17'49"E, 17.63 feet to a marker found at point D, being the southeast corner of the tract survey, thence N28(0)21'18"E, 428.56 feet to the west right of way of Perkins Road, thence continuing N28(0)21'18"E, 76.99 feet to point E at the centerline of Perkins Road, being the northeast corner of the property surveyed, thence N27(0)15'56"W, 372.75 feet to point A, being the point of beginning and the northwest corner of the property. The tract herein described contains 4.01 acres with 0.70 acres being subject to the servitude for Perkins Road. Excepting therefrom, any portions thereof lying within Perkins Road.

Item II

A CERTAIN PIECE OR PORTION OF GROUND situated in Section 59, T8S, R1E, and being more particularly described on map by Henry E. Kleinpeter, dated March 24, 1966, as revised July 26, 1966, attached to Original 40, Bundle 6253, as Tract "A", said tract measuring 300 feet front on middle Highland Road by a depth of 697.21 feet on its Western Boundary, a depth of 654.95 feet on its Eastern Boundary and measuring a total distance of 313.10 feet (230.64 feet plus 82.46 feet) across the rear.

According to a survey by Daryl B. Patin, R.L.S., certified correct September 9, 1983, said parcel is located and measures as follows:

Commence at the intersection of the northwest property line of the Joseph Anselmo, Jr. property with the centerline of Hyacinth Avenue, point L, being the southwest corner of the property herein described, thence traverse the centerline of Hyacinth Avenue, S54(0)49'38"E, 64.97 feet; S58(0)42'14"E, 100.06 feet; S60(0)11'34"E, 100.01 feet; S61(0)46'05"E, 34.68 feet to point J being the southeast corner of the property described, thence N28(0)48'36"E 25.00 feet to the northeast right of way of Hyacinth Avenue, continuing N28(0)48'36"E, 627.63 feet to a marker found at point K being the northeast corner of the property described, thence N27(0)31'43"W, 82.26 feet to a marker found at point C, thence N61(0)09'17"W, 230.47 feet to a marker found at point B being the northwest corner of the property described, thence S28(0)49'57"W, 660.28 feet to the northeast right of way of Hyacinth Avenue, continuing S28(0)49'57"W, 25.16 feet to point L on the centerline of Hyacinth Avenue being the point of beginning. The tract herein described contains 4.73 acres of which 0.17 acres is subject to the right of way for Hyacinth Avenue. Excepting therefrom, any portions thereof lying within Hyacinth Avenue.

A CERTAIN PIECE OR PORTION OF GROUND situated in the Parish of East Baton Rouge, State of Louisiana, containing 1.731 acres and being described more particularly as Lot A removed from the Joe Anselmo property and being a part of the Frank Anselmo Estate Partition located in Section 59, T8S, R1E, Greensburg Land District of Louisiana, and said Lot A is shown on a map dated March 25, 1962 made by Henry E. Kleinpeter, C.E. registered at Original 57, Bundle 5093, said lot fronting 180.58 feet on the south side of Perkins Road having a depth of
502.6 feet between parallel lines and a rear measurement of 180.58 feet all as shown on said map referenced above. Excepting therefrom, any portions thereof lying within Hyacinth Avenue.

A CERTAIN PIECE OR PORTION OF GROUND being more particularly described on map of Henry E. Kleinpeter, dated March 24, 1966, as revised July 26, 1966, as Tract "D", said tract measuring 337.64 feet (296.3' plus 41.34') on the Northerly side of the middle Highland Road by a depth on its westerly boundary of 654.95 feet; a depth on its easterly boundary of 410.4 feet (387.9' plus 22.5') and measuring
406.83 feet across the rear. Excepting therefrom, any portions thereof lying within Perkins Road.

According to survey of Daryl E. Patin, R.L.S., certified correct September 9, 1983, said parcels are located and measure together as follows:

Commence at Point E, being at the centerline of Perkins Road and the northeast corner of the Clarence Anselmo property which is the northwest corner of the property herein described, thence S27(0)15'56"E, 184.74 feet along the centerline of Perkins Road to point F being the northeast corner of the property described, thence S28(0)46'31"W, 75.75 feet to the west right of way of Perkins Road, continuing S28(0)46'31"W, 426.45 feet to a marker found at point G, thence S27(0)23'29"E, 209.19 feet to a marker found at point H, thence S29(0)46'42"W
383.92 feet to the northeast right of way of Hyacinth Avenue, continuing S28(0)46'42"W, 25.10 feet to point I being on the centerline of Hyacinth Avenue and the southeast corner of the tract described, thence traversing along the centerline of Hyacinth Avenue; N66(0)28'21"W 73.12 feet, N64(0)52'58"W 100.28 feet; N63(0)22'13"W; 100.12 feet; N61(0)46'05"E, 65.35 feet to point J being the
Southwest corner of the tract surveyed; thence N28(0)48'36"E, 25.00 feet to the northeast right of way of Hyacinth, continuing N28(0)46'36"W, 627.63 feet to a marker found at point K, thence S27(0)17'49"E, 17.63 feet to a marker found at point D, thence N28(0)21'18"E, 428.56 feet to the west right of way of Perkins Road, continuing N28(0)21'18"E, 76.99 feet to point E, being the point of beginning. The tract herein described contains 5.89 acres being subject to a road servitude for Perkins Road, excepting therefrom, any portions thereof lying within Hyacinth Avenue and Perkins Road.

According to a survey prepared by Carl L. Mistric, surveyor, dated November 11, 1996, and last revised November 27, 1996, said Tracts I, Ii and III are located and measures as follows:

A CERTAIN LOT OR PARCEL OF GROUND situated in East Baton Rouge Parish, Louisiana located in Section 59, T8S-R1E consisting of Tracts A & D, Lots A, B & R of the Joseph Anselmo, Sr. Subdivision being more fully described as follows:

Commence at the centerline intersection of Roundhill Drive and Hyacinth Avenue, being also the point of beginning, thence along the centerline of Hyacinth Avenue N64(0)03'05"W 194.83 feet to a point and turn; thence continue along said centerline N60(0)18'39"W a distance of 177.27 feet to a point and turn; thence continue along said centerline N56(0)56'14"W a distance of 131.84 to a point and turn; thence N28(0)49'00"E a distance of 1343.98 feet to the centerline of Perkins Road and turn; thence along centerline of Perkins Road S27(0)25'00"E a distance of 556.43 feet to a point and turn; thence S28(0)40'26"W a distance of
503.11 feet to a point and turn; thence S27(0)22'23"E a distance of 209.06 feet to a point and turn; thence S28(0)45'00"W a distance of 411.24 feet to the centerline of Hyacinth Avenue and turn; thence along the centerline of said avenue N64(0)03'05"W a distance of 134.85 feet to the point of beginning. Excepting therefrom, any portions thereof lying within Hyacinth Avenue and Perkins Road.

                                  Exhibit "B"
                       Requested Documents and Materials

1. If any Asbestos Containing Materials (ACM) or Presumed Asbestos Containing Materials (PACM) exist at the project, provide the Operations and Maintenance Plan and all records required to be provided to successor owners of buildings pursuant to OSHA construction Standard 29 C.F.R. 1910.1101 (n)(5), (6). Applies to all buildings constructed before 1981.

2.   Zoning letter.

3. Copies of guarantees and warranties covering premises (capital and tenant improvements, roofs, termites, etc.).

4.   Certificates of Occupancy.

                                  Exhibit "C"
                                   Contracts

                                  Exhibit "D"
                               Owner's Affidavit

                          SELLER'S/OWNER'S AFFIDAVIT

State of Louisiana,
Parish of East Baton Rouge

         I, we, Charis Hospital, L.L.C., duly sworn, on oath depose and state that I, we, own the following described property:

                                See Exhibit "A"
                      East Baton Rouge Parish, Louisiana

         I/We have owned the property now being sold or mortgaged by me continuously for approximately ____ (__) years, and my enjoyment thereof has been peaceable and undisturbed and the title to said property has never been disrupted to my knowledge, nor do I know of any facts by reason of which the title to, or possession of, said property might be disputed or by reason of which any claim to any of said property might be asserted adversely to me, and more particularly:

         1. No party other than the Seller(s)/Owner(s) is in possession of all or any portion of the premises above described under any unrecorded leases, tenancy at will or otherwise.

         2. The Seller(s)/Owner(s) during the time of ownership of the premises above described has/have conveyed no portion of the premises nor done any act or allowed any act to be done which has changed or could change the boundaries of the premises.

         3. The Seller(s)/Owner(s) has/have allowed no encroachments on the premises above described under any adjoining land owners nor has/have the undersigned encroachment upon the property of adjoining land owners.

         4. The Seller(s)/Owner(s) has/have allowed no easements, rights of way, continuous driveway usage, drain, sewer, water, gas or oil pipeline or other rights of passage to others over the premises above described and has/have no knowledge of such adverse rights.

         5. The Seller(s)/Owner(s), at present, and for a period of ninety (90) days past, has/have caused no construction, erection, alteration or repairs of any structures or improvements on the premises above cited to be done, nor has/have contracted for any material to be delivered to the premises for which charges therefor remain unpaid.

         6. The Seller(s)/Owner(s) has/have no knowledge of any highways, abandoned roads, lanes, cemetery or family burial grounds, springs, streams, rivers, ponds, or lakes bordering or running through said premises.

         7. The undersigned has no knowledge of any due taxes or special assessments.

         8. The undersigned has not allowed and knows of no violation of any covenants, restrictions, agreements, conditions or zoning ordinances affecting the premises.

         9. That there are no pending suits, proceedings, judgments, bankruptcies, liens or executions against said owner, either in the aforesaid parish or any other parish in the aforesaid state.

         This affidavit is given to induce FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, to issue its title insurance policy or policies without exception to claims of materialmen's and laborers' liens, survey matters, special assessments and rights of parties in possession.


Seller/Owner:                           Date: _____ _____, 2001

Charis Hospital, L.L.C.


By:________________________



                   _________________________________________
                                 Notary Public